EXHIBIT 99

               REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
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To the Stockholders and Board of Directors of
Werner Enterprises, Inc.:

      We have audited the accompanying consolidated statements of income, stockholders' equity and cash flows of Werner Enterprises, Inc. (a Nebraska Corporation) and Subsidiaries for the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.
      We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
      In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations of Werner Enterprises, Inc. and Subsidiaries and their cash flows for the year ended December 31, 1998, in conformity with accounting principles generally accepted in the United States.
      Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in
Item 14(a)(2) of this Form 10-K, for the year ended December 31, 1998, is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                              ARTHUR ANDERSEN LLP
Omaha, Nebraska,
January 20, 1999